Exhibit 99.01
Dexcom Reports Fourth Quarter and Fiscal Year 2018 Financial Results
The Company also Announces Expansion and Reorganization of its Customer Support Functions

SAN DIEGO, CA - (BUSINESS WIRE-February 21, 2019) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter and fiscal year ended December 31, 2018.

Fourth Quarter 2018 Highlights:

•	Revenue grew 53% versus the same quarter of the prior year to $338.0 million

•	U.S. revenue growth of 50% and international revenue growth of 72%

•	Advanced next generation pipeline and improved future profitability profile with amended Verily collaboration

•	Strengthened balance sheet to provide increased financial and strategic flexibility

Full Year 2018 Highlights:

•	Revenue grew 44% versus the prior year to $1.032 billion

•	U.S. revenue growth of 37% and international revenue growth of 74%

•	Obtained FDA and CE Mark approval for next generation Dexcom G6 system and initiated worldwide launch

•	Enhanced interoperability and decision support initiatives, including acquisition of TypeZero Technologies

“Dexcom achieved several landmark results in 2018, highlighted by the approval and launch of our G6 platform, strong growth that led us beyond $1 billion in annual sales, and an improved profitability profile that culminated in our first positive annual earnings on a non-GAAP basis,” said Kevin Sayer, Dexcom’s Chairman, President and CEO. “With rising awareness of the benefits of real-time CGM, we are well positioned to continue this momentum in 2019.”

Dexcom Reorganizing and Expanding Customer Support Functions

In conjunction with its earnings release, Dexcom is also announcing the expansion of its customer and technical support capabilities, including growth in its call center in the Philippines and with certain third parties. This initiative is designed to allow Dexcom to better serve its expanding patient base and will result in a reduction in certain areas of the company’s domestic workforce, leading to pre-tax charges of approximately $25 million in 2019. Dexcom expects to record the majority of these charges in the first half of 2019 and that the bulk of the activities will be completed by the end of 2019.

“Dexcom remains focused on a best-in-class patient experience, and this initiative strengthens our ability to support our growth trajectory,” continued Mr. Sayer. “We are sincerely grateful for the contributions of all affected employees who have played a significant role in the advancement Dexcom’s mission. We have made this move proactively to support future demand and position the company to meet our long-term operating targets.”

2019 Annual Guidance

Dexcom reaffirmed its revenue projection and provided the following gross profit and operating margin expectations for full fiscal year 2019:

•	Revenue of $1.175 billion to $1.225 billion

•	Gross profit margin of approximately 65%

•	Non-GAAP operating margin of approximately 5.5%

•	Non-GAAP adjusted EBITDA margin of approximately 18%

Fourth Quarter 2018 Financial Results

Revenue: In the fourth quarter of 2018, worldwide revenue grew 53% to $338.0 million, up from $221.0 million in the fourth quarter of 2017. The growth was driven by strength in new patients across the Commercial and Medicare channels, as well as Dexcom’s direct markets outside the U.S.

Gross Profit: Gross profit totaled $222.8 million or 65.9% of sales for the fourth quarter of 2018, compared to $153.5 million or 69.5% of sales in the fourth quarter of 2017.

Operating Income: GAAP operating loss for the fourth quarter of 2018 was $164.6 million, including the impact of a $217.7 million non-cash charge related to the amended Verily agreement announced in November 2018, compared to GAAP operating income of $12.0 million in the fourth quarter of 2017. Fourth quarter non-GAAP operating income* was $53.1 million or 15.7% of revenues. This compares favorably to non-GAAP operating income of $12.0 million or 5.4% of revenues in the fourth quarter of 2017.

Net Income and Earnings per Share: GAAP net loss was $179.7 million, or $2.03 per basic share, for the fourth quarter of 2018, compared to a GAAP net loss of $9.4 million, or $0.11 per basic share, for the same quarter of 2017. The GAAP net loss for the fourth quarter of 2018 included the $217.7 million non-cash charge related to the amended Verily agreement.

Non-GAAP net income* was $48.9 million, or $0.54 per diluted share, for the fourth quarter of 2018, compared to non-GAAP net income of $12.1 million, or $0.14 per diluted share, for the same quarter of 2017. The fourth quarter 2018 amount excludes $6.0 million of non-cash interest expense related to DexCom’s senior convertible notes, a $4.9 million loss related to equity investments, and the non-cash charge related to the amended Verily agreement.

Cash and Liquidity: As of December 31, 2018, Dexcom held $1.386 billion in cash and marketable securities and maintained full availability on its $200.0 million revolving credit facility. The cash balance includes the net proceeds from Dexcom’s November 2018 convertible notes offering and represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See the tables below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the DexCom, Inc. website at www.dexcom.com by navigating to “About Us,” then “Investor Relations,” and then “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (800) 446-1671 (US/Canada) or (847) 413-3362 (International) and use the confirmation number “47626299” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

Dexcom reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our financial measures under GAAP include certain non-cash collaborative research and development fees, income and expense related to our equity investment in Tandem Diabetes Care, Inc., and certain interest expense related to our senior convertible notes, as shown in the itemized reconciliation between GAAP and non-GAAP financial measures included in this press release. Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.
These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business.

About DexCom, Inc.

DexCom, Inc., headquartered in San Diego, California, is developing and marketing continuous glucose monitoring systems for use by people with diabetes and by healthcare providers.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Annual Report on Form 10-K for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on February 21, 2019. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development
(858) 200-0200
www.dexcom.com

MEDIA CONTACT:
Lisa Schmidtke
(480) 292-0786

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions—except par value data)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$1,137.0	$441.5
Short-term marketable securities	248.6	107.1
Accounts receivable, net	226.7	134.3
Inventory	70.7	45.2
Prepaid and other current assets	16.5	16.6
Total current assets	1,699.5	744.7
Property and equipment, net	183.1	145.6
Goodwill	18.7	12.1
Other assets	14.7	1.7
Total assets	$1,916.0	$904.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$147.1	$87.2
Accrued payroll and related expenses	72.4	48.5
Deferred revenue	2.9	3.2
Total current liabilities	222.4	138.9
Other liabilities	20.0	18.2
Long-term senior convertible notes	1,010.3	327.6
Total liabilities	1,252.7	484.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.001 par value, 200.0 million shares authorized; 91.1 million and 90.0 million shares issued and outstanding, respectively, at December 31, 2018; 87.3 million and 87.0 million shares issued and outstanding, respectively, at December 31, 2017	0.1	0.1
Additional paid-in capital	1,560.6	1,093.7
Accumulated other comprehensive income (loss)	1.5	(2.6)
Accumulated deficit	(798.9)	(671.8)
Treasury stock at cost; 0.8 million shares at December 31, 2018	(100.0)	—
Total stockholders’ equity	663.3	419.4
Total liabilities and stockholders’ equity	$1,916.0	$904.1

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions—except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue	$338.0	$221.0	$1,031.6	$718.5
Cost of sales	115.2	67.5	367.7	226.4
Gross profit	222.8	153.5	663.9	492.1
Operating expenses
Research and development	57.6	48.7	199.7	185.4
Collaborative research and development fee	217.7	—	217.7	—
Selling, general and administrative	112.1	92.8	432.8	349.2
Total operating expenses	387.4	141.5	850.2	534.6
Operating income (loss)	(164.6)	12.0	(186.3)	(42.5)
Interest expense	(8.2)	(4.7)	(22.7)	(12.8)
Income (loss) from equity investments	(4.9)	—	80.1	—
Interest and other income (expense), net	0.8	1.3	2.4	6.7
Income (loss) before income taxes	(176.9)	8.6	(126.5)	(48.6)
Income tax expense	2.8	18.0	0.6	1.6
Net loss	$(179.7)	$(9.4)	$(127.1)	$(50.2)

Basic and diluted net loss per share	$(2.03)	$(0.11)	$(1.44)	$(0.58)
Shares used to compute basic and diluted net loss per share	88.7	86.9	88.2	86.3

DexCom, Inc.
Table C
Revenue by Geography
(In millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
U.S. revenue	$281.0	$187.8	$818.4	$596.2
Year over year growth	50%	25%	37%	20%
% of total revenue	83%	85%	79%	83%

International revenue	$57.0	$33.2	$213.2	$122.3
Year over year growth	72%	58%	74%	61%
% of total revenue	17%	15%	21%	17%

Total revenue (1)	$338.0	$221.0	$1,031.6	$718.5
Year over year growth	53%	29%	44%	25%

(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(In millions)
(Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017(2)	2018	2017(2)
Sensor and other revenue(3) (4)	$252.8	$160.6	$758.1	$515.6
Year over year growth	57%	30%	47%	26%
% of total revenue	75%	73%	73%	72%

Transmitter revenue(3)	$59.0	$42.4	$189.1	$144.9
Year over year growth	39%	31%	31%	31%
% of total revenue	17%	19%	18%	20%

Receiver revenue	$26.3	$18.0	$84.4	$58.1
Year over year growth	46%	21%	45%	11%
% of total revenue	8%	8%	8%	8%

Total revenue(1)	$338.0	$221.0	$1,031.6	$718.5
Year over year growth	53%	29%	44%	25%

(1) The sum of the revenue components may not equal total revenue due to rounding.
(2) Prior period reporting has been adjusted to conform to current component level reporting.
(3) Includes allocated subscription revenue.
(4) Includes services, freight, accessories, etc.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions—except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (As Adjusted)(1)	2018	2017 (As Adjusted)(1)
GAAP operating loss	$(164.6)	$12.0	$(186.3)	$(42.5)
Non-cash collaborative research and development fee(2)	217.7	—	217.7	—
Non-GAAP operating income (loss)	$53.1	$12.0	$31.4	$(42.5)

GAAP net loss	$(179.7)	$(9.4)	$(127.1)	$(50.2)
Non-cash collaborative research and development fee(2)	217.7	—	217.7	—
Share-based compensation	24.6	24.9	101.9	106.2
Depreciation and amortization	8.6	4.2	29.1	16.1
(Income) loss from equity method investments(5)	4.9	—	(80.1)	—
Interest expense and interest income	3.9	3.3	12.2	9.5
Non-cash foreign exchange gains/losses	3.5	0.1	8.1	(3.4)
Income tax expense	2.8	18.0	0.6	1.6
Non-GAAP adjusted EBITDA margin	$86.3	$41.1	$162.4	$79.8

GAAP net loss	$(179.7)	$(9.4)	$(127.1)	$(50.2)
Non-cash collaborative research and development fee(2)	217.7	—	217.7	—
Non-cash interest expense(3)	6.0	3.3	16.0	8.2
Reversal of deferred tax benefit on senior convertible notes(4)	—	18.2	—	—
(Income) loss from equity method investments(5)	4.9	—	(80.1)	—
Tax effect of adjustments(6)	—	—	—	—
Non-GAAP net income (loss)	$48.9	$12.1	$26.5	$(42.0)

GAAP basic and diluted net loss per share(8)	$(2.03)	$(0.11)	$(1.44)	$(0.58)
Impact of diluted shares on GAAP net loss per share(8)	0.04	—	0.01	—
Non-cash collaborative research and development fee(2)	2.41	—	2.44	—
Non-cash interest expense(3)	0.07	0.04	0.18	0.10
Reversal of deferred tax benefit on senior convertible notes(4)	—	0.21	—	—
(Income) loss from equity method investments(5)	0.05	—	(0.90)	—
Tax effect of adjustments(6)	—	—	—	—
Non-GAAP diluted net income (basic net loss) per share(7)	$0.54	$0.14	$0.30	$(0.49)

Shares used to compute diluted net income (basic net loss) per share:
Basic	88.7	86.9	88.2	86.3
Diluted	90.4	87.6	89.1	86.3

(1) The 2017 non-GAAP presentation was adjusted to include non-cash interest expense to conform to the 2018 presentation.
(2) Non-cash collaborative research and development fee under our 2018 collaboration and licensing agreement with Verily Life Sciences.
(3) Non-cash interest expense represents accretion of the debt discount associated with our 2022 and 2023 Senior Convertible Notes.
(4) Non-cash tax benefit associated with our 2022 Senior Convertible Notes.
(5) Income and loss from equity method investments is related to our investment in Tandem Diabetes Care, Inc.
(6) We are tax-effecting GAAP-only items at a 0% tax rate because we record a full valuation allowance on our deferred tax assets.
(7) The sum of the basic and diluted non-GAAP net income (loss) per share components may not equal the totals due to rounding.
(8) GAAP basic and diluted net loss per share are the same because in loss periods common share equivalents are anti-dilutive and therefore excluded from the calculation of diluted loss per share. The adjustments shown above are necessary to transition from GAAP diluted net loss per share, which excludes diluted shares, to non-GAAP diluted net income per share, which includes diluted shares.